Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-58194) dated April 3, 2001, on Form S-8 (No 333-43850) dated August 15, 2000, and on Form S-8 (No 333-34182) dated April 6, 2000 of Eloquent, Inc of our report dated March 27, 2001 relating to the financial statements of Rebop Media, Inc, which appears in this Current Report on Form 8-K/A of Eloquent Inc.


PricewaterhouseCoopers LLP



San Jose, CA
September 7, 2001